Exhibit 99

Company Contacts: Scott Settersten Chief Financial Officer (630) 410‑4807

Laurel Lefebvre Vice President, Investor Relations (630) 410‑5230 Karen May Director, Public Relations (630) 410‑5457

ULTA BEAUTY HOSTS ANALYST AND INVESTOR CONFERENCE,  UPDATES THIRD QUARTER AND FISCAL YEAR 2018 GUIDANCE, AND ISSUES LONG-TERM OUTLOOK

Bolingbrook, IL – November 8,  2018 – Ulta Beauty, Inc. (NASDAQ: ULTA)  will host its 2018 analyst and investor conference today, Thursday, November 8, 2018 from 10:00 a.m. to 3:00 p.m. Central Time in Itasca, Illinois.   In conjunction with this event, the Company is updating its financial guidance for the third quarter and fiscal 2018,  issuing three year sales growth and earnings per share targets, and providing an update on its long-term strategy.

“We look forward to sharing our future vision for Ulta Beauty with the investment community,” said Mary Dillon, Chief Executive Officer.   “We see exciting possibilities ahead to continue to increase market share, profitability and long-term shareholder value through our renewed strategic plan.  This plan reflects deep guest and category insights that have led to robust innovation around guest experience, new capabilities in personalization and digital experiences, and laser focus on operational efficiencies.”

Announcing Q3 2018 Comparable Sales and Updating Q3 2018 and Fiscal 2018 Outlook:

For the third quarter of fiscal 2018, the Company achieved comparable sales growth, including e-commerce, of 7.8%,  primarily driven by transaction growth, compared to guidance of 7% to 8% issued on August 30, 2018.   Retail comparable sales growth was 4.4%,  including salon comparable sales growth of 3.3%.   E-commerce sales grew 42.2%.   The Company reported a comparable sales increase of 10.3% in the third quarter of fiscal 2017.

The Company expects to report diluted earnings per share for the third quarter of fiscal 2018  at the high end of the range of the Company’s  prior guidance of $2.11 to $2.16.   The Company reported diluted earnings per share for the third quarter of fiscal 2017 of $1.70.

The Company is updating its previously announced fiscal 2018 guidance for comparable sales.   For the full year, the Company expects to achieve comparable sales growth of approximately 7% to 8%, compared to previous guidance of 6% to 8%.   The Company expects to deliver diluted earnings per share growth for fiscal 2018 in the low twenties percentage range,  confirming its previous guidance.

Ulta Beauty is issuing comparable sales and diluted earnings per share targets for fiscal 2019, 2020 and 2021.  The Company expects to achieve comparable sales growth in the range of 5% to 7%, and grow diluted earnings per share in the mid to high teens percentage range.

The Company expects to achieve modest operating margin expansion each year, balancing new investments in supply chain, digital innovation, and the guest experience with savings from a comprehensive cost optimization program, Efficiencies for Growth.   The Company is announcing a multi-year $150 to $200 million cost savings target to fund investments in future growth initiatives.

Conference Highlights:

The Company will describe its updated strategic imperatives that support the Company’s  vision to be the most loved beauty destination of its guests and the most admired retailer by Ulta Beauty associates, communities, partners and investors, as it continues to increase market share, profitability and long-term shareholder value:

1.	Drive growth across beauty enthusiast segments
2.	Deepen Ulta Beauty love and loyalty
3.	Deliver a one of a kind, world class beauty assortment
4.	Lead the in-store and beauty services experience
5.	Reinvent beauty digital engagement
6.	Deliver operational excellence and drive efficiencies

Highlights of the presentations will include:

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Unveiling of the Company’s  brand purpose, “We bring possibilities to life through the power of beauty”, supported by a new advertising campaign, and targeted programs to drive growth with key demographic segments and create a more compelling, emotional connection with Ulta Beauty guests;

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Sharing plans to unlock the potential to grow share of wallet with increased personalization of the Ultamate Rewards loyalty program, with member sales now representing more than 95% of total Company sales;

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Announcing actions to build a digital innovation ecosystem, supported by investments in digital workflow partner Iterate and online booking tool partner Spruce, and recent acquisitions of QM Scientific and GlamST,  technology startups in artificial intelligence and augmented reality,  which together support the Company’s personalization initiatives and accelerate its digital innovation capabilities;

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Positioning Ulta Beauty as the partner of choice for brands across the spectrum, from classic prestige to digitally native brands, with opportunities to drive growth across all product categories encompassing more than 25,000 SKUs;

-	Announcing the November 17, 2018 launch date of Kylie Cosmetics in stores and on-line;
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Enhancing store productivity through the reinvention of the guest experience, including revamping the services offering through the Services Optimization program,  rolling out omni-channel capabilities and investing in store labor and productivity tools;

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Updating the store maturation model and store cost model and refining the US store target to 1,500 to 1,700 stores. Announcing plans to open 80 stores in 2019, 75 stores in 2020 and 70 stores in 2021,  in concert with a stronger focus on optimizing the store portfolio;

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Announcing a new target for e-commerce fulfillment of two day delivery by 2021, supported by the opening of a Fast Fulfillment Center in 2019 serving e-commerce only orders, and implementing ship-from-store capability in select stores. Committing to working capital improvements with the goal of increasing inventory turns by 50 basis points over the next five years.

Webcast Information

Today’s  analyst and investor conference will be webcast live on November 8, 2018, from 11:00 a.m. Eastern Time to 1:00 p.m. Eastern Time and from 2:00 p.m. Eastern Time to 4:00 p.m. Eastern Time at http://ir.ultabeauty.com and will be archived for one year.

About Ulta Beauty

At Ulta Beauty (NASDAQ: ULTA), the possibilities are beautiful.  Ulta Beauty is the largest U.S. beauty retailer and the premier beauty destination for cosmetics, fragrance, skin care products, hair care products and salon services.   In 1990, the Company reinvented the beauty retail experience by offering a new way to shop for beauty – bringing together all things beauty, all in one place.   Today, Ulta Beauty has grown to become the top national retailer offering the complete beauty experience.

Ulta Beauty brings possibilities to life through the power of beauty each and every day in our stores and online with more than 25,000 products from approximately 500 well-established and emerging beauty brands across all categories and price points, including Ulta Beauty’s own private label.   Ulta Beauty also offers a full-service salon in every store featuring hair, skin, brow, and make-up services.

Ulta Beauty is recognized for its commitment to personalized service, fun and inviting stores and our industry-leading Ultamate Rewards loyalty program.  As of November 3, 2018, Ulta Beauty operates 1,163 retail stores across 50 states and also distributes its products through its website.  For more information, visit www.ulta.com.

Forward‑Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” “targets,” “strategies” or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates, targets, strategies or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation: changes in the overall level of consumer spending and volatility in the economy; the possibility that we may be unable to compete effectively in our highly competitive markets; the possibility that cybersecurity breaches and other disruptions could compromise our information or result in the unauthorized disclosure of confidential information; our ability to gauge beauty trends and react to changing consumer preferences in a timely manner; our ability to attract and retain key executive personnel; the possibility that the capacity of our distribution and order fulfillment infrastructure and the performance of our newly opened and to be opened distribution centers may not be adequate to support our recent growth and expected future growth plans; our ability to sustain our growth plans and successfully implement our long-range strategic and financial plan; the possibility of material disruptions to our information systems; changes in the wholesale cost of our products; the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues; natural disasters that could negatively impact sales; our ability to successfully execute our common stock repurchase program or implement future common stock repurchase programs; our ability to execute the Efficiencies for Growth cost optimization program; and other risk factors detailed in our public filings with the Securities and Exchange Commission (the “SEC”), including risk factors contained in our Annual Report on Form 10‑K for the fiscal year ended February 3, 2018, as such may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10‑Q. Our filings with the SEC are available at www.sec.gov. Except to the extent required by the federal securities laws, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.